SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2003

T. Rowe Price Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-32191	52-2264646

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 345-2000

Item 5. Other Events.

     Effective November 7, 2003, Cristina Wasiak no longer will serve as the Chief Financial Officer of T. Rowe Price Group, Inc. (the “Corporation”), a position she assumed in March 2001. Mr. George Roche, the Chairman and President of the Corporation, will assume responsibility for the Chief Financial Officer functions while the firm conducts a search for a new Chief Financial Officer. Mr. Roche previously served as the Corporation’s Chief Financial Officer from 1984 until 1997 and also in 2000, when Ms. Wasiak’s predecessor retired.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. ROWE PRICE GROUP, INC

/s/ George A. Roche
Chairman and President

Date: November 12, 2003